EXHIBITS TO BE FILED BY EDGAR







Exhibits:

                  D-1 - Petition of JCP&L to the BPU seeking authority to issue the transition bonds ("BPU Petition").

                  D-2 -    Amendment No. 1 to BPU Petition.